UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YRCW	The NASDAQ Stock Market LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

The holders of our outstanding common stock and Series A Voting Preferred Stock voted together as a single class on all proposals at the Annual Meeting held May 19, 2020. Each share of common stock and Series A Voting Preferred Stock was entitled to one vote.

At the Annual Meeting, holders of our common stock and Series A Voting Preferred Stock voted on the following proposals:

Proposal 1

Each nominee under Proposal 1 was elected to the Board of Directors.

Director Nominees	Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
Matthew A. Doheny	9,367,926	2,593,712	112,335	16,459,858
Darren D. Hawkins	11,072,366	874,739	126,868	16,459,858
James E. Hoffman	8,939,181	3,009,354	125,438	16,459,858
Patricia M. Nazemetz	9,384,509	2,569,800	119,664	16,459,858
James G. Pierson	10,058,710	1,934,828	80,435	16,459,858

Proposal 2

The appointment of KPMG LLP as our independent registered public accounting firm for 2020 was ratified.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
26,085,024	2,108,524	339,883

Proposal 3

The advisory vote on named executive officer compensation was approved.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Broker Non-Votes
8,178,753	3,601,885	293,335	16,459,858

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Jamie G. Pierson
Jamie G. Pierson
Chief Financial Officer

Date: May 21, 2020